UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2014

UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 West Federal Street, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of James R. Reske, Chief Financial Officer and Treasurer

On April 10, 2014, James R. Reske, Chief Financial Officer and Treasurer of United Community and Executive Vice President of Home Savings (collectively, the “Company”), notified the Company that he will be resigning his position with the Company effective April 25, 2014 as he has accepted a position as Chief Financial Officer of another financial institution.

(c)	Appointment of Timothy W. Esson as Principal Accounting Officer

On April 10, 2014, the Board of Directors of UCFC approved the appointment of Timothy W. Esson as Principal Accounting Officer while UCFC conducts a search for Mr. Reske’s successor. Mr. Esson’s appointment will be effective following the close of business on April 25, 2014.

Mr. Esson, 64, has been Senior Vice President, Chief Financial Officer and Treasurer of Home Savings since March 2011. Prior to that time, Mr. Esson served as Vice President of Finance of Home Savings from May 2003 until March 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/ Jude J. Nohra
Jude J. Nohra, General Counsel & Secretary

Date: April 10, 2014